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                                                                     EXHIBIT 5.2

[BAKER BOTTS L.L.P. LETTERHEAD]



                                                                   June 13, 2002

Marathon Oil Corporation
5555 San Felipe Road
Houston, Texas 77056-2799

Gentlemen:

         Marathon Oil Corporation, a Delaware corporation ("Marathon"), has engaged us to render to it the opinions we express below in connection with the offering of unsecured debt securities (the "Marathon Funding Securities") of Marathon Global Funding Corporation, a Nova Scotia unlimited liability company ("Marathon Funding"), fully and unconditionally guaranteed by Marathon (the "Marathon Guarantees" and, together with the Marathon Funding Securities, the "Securities") to be issued and sold by Marathon and Marathon Funding from time to time for an aggregate initial offering price that will not exceed $400,000,000.

         Concurrently with our delivery of this letter, Marathon and Marathon Funding are filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), a pre-effective amendment to their registration statement on Form S-3 (Registration Nos. 333-90034 and 333-90034-01) which relates to the offering and sale of the Securities under the 1933 Act's Rule 415. In this letter, "Registration Statement" means that registration statement, as amended, and "Prospectus" means the prospectus the Registration Statement includes.

         For purposes of the opinions we express below, we have examined, among other agreements, instruments and documents, the following:

         o the Registration Statement and its exhibits, including Exhibit 4.1 (the "Debt Indenture Form"),

         o Marathon's restated certificate of incorporation and by-laws, each as amended through the date of this letter (the "Charter Documents"), and

         o the originals, or copies certified or otherwise identified, of corporate records of Marathon, certificates of public officials and of representatives of Marathon, statutes and other instruments and documents.



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BAKER BOTTS L.L.P.
Marathon Oil Corporation              -2-                          June 13, 2002


         We base the opinions we express below in part on the following assumptions we have made:

         o the Registration Statement and any amendments thereto will have become effective under the 1933 Act;

         o Marathon and Marathon Funding will have prepared and filed with the SEC under the 1933 Act a prospectus supplement that describes the type or series of Marathon Funding Securities and the related Marathon Guarantees offered by means of the Prospectus;

         o Marathon and Marathon Funding will have offered, issued and sold the Securities in the manner the Registration Statement and the relevant prospectus supplements describe and otherwise in compliance with all applicable federal and state securities laws;

         o the boards of directors of Marathon and Marathon Funding or any committee which those boards have duly designated in accordance with the Charter Documents or the organizational documents of Marathon Funding, as the case may be, and applicable law (the boards or any such committees being the "Boards") will have taken all corporate action necessary to:

              o   authorize the issuance of the Securities; and

              o   approve the terms of the offering and sale of the Securities;

         o an indenture substantially in the form of the Debt Indenture Form will have been duly authorized by Marathon Funding and duly executed and delivered by Marathon, Marathon Funding and the trustee under that indenture;

         o in accordance with the terms of the indenture under which the Securities will be issued, the Boards will have designated and established the terms of the series to which the Securities belong and the Securities will not include any provision that is unenforceable;

         o the indenture under which the Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended;

         o forms of securities complying with the terms of the indenture under which the Securities will be issued and evidencing the Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of the indenture and the provisions of the applicable purchase, underwriting or similar agreement under which Marathon and Marathon Funding will sell those Securities; and

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BAKER BOTTS L.L.P.
Marathon Oil Corporation              -3-                          June 13, 2002


         o Marathon, Marathon Funding and the initial purchasers of the Securities will have duly authorized, executed and delivered a definitive purchase, underwriting or similar agreement relating to the Securities.

              1. Marathon is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

              2. The Marathon Funding Securities will, when issued, constitute legal, valid and binding obligations of Marathon Funding, entitled to the benefits of the applicable indenture under which they are issued and enforceable against Marathon Funding in accordance with their terms, and the related Marathon Guarantees will, when issued, constitute legal, valid and binding obligations of Marathon, enforceable against Marathon in accordance with their terms, except, in each case, as that the enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and
         (c) any implied covenants of good faith and fair dealing.

         We limit the opinions we express above in all respects to matters of the laws of the State of New York and the General Corporation Law of the State of Delaware, each as in effect on the date hereof.

         We hereby consent to the filing of this opinion of counsel as Exhibit
5.2 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not hereby admit we are in the category of persons whose written consent
Section 7 of the 1933 Act requires to be filed with the Registration Statement.

                                Very truly yours,


                                /s/ BAKER BOTTS L.L.P.